UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2004

NII HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (I.R.S. Employer Identification No.)

10700 Parkridge Boulevard, Suite 600 Reston, Virginia (Address of principal executive offices)	20191 (Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On October 27, 2004, Nextel Mexico, our Mexican subsidiary, entered into a Credit Agreement dated as of October 27, 2004 by and among Nextel Mexico, as borrower, the banks named therein as Lenders, Citibank, N.A., as administrative agent, Citigroup Global Markets, Inc., as bookrunner and joint lead arranger, and Scotiabank Inverlat, S.A., as bookrunner, joint lead arranger and syndication agent. The Credit Agreement provides for the ability of Nextel Mexico to borrow, and the corresponding commitment of the Lenders to lend, up to $250.0 million, which must be funded within 180 days. Nextel Mexico will pay a commitment fee with respect to that portion of the balance that it has not borrowed until the termination of the 180-day period. The obligations of Nextel Mexico under the Credit Agreement are guaranteed by all of its material operating subsidiaries.

     Funds under the Credit Agreement, which will be unsecured, are available to Nextel Mexico in three tranches, as follows:

•	$129.0 million in U.S. dollars, with a floating interest rate based on LIBOR;

•	$90.0 million in Mexican pesos, at an interest rate fixed at the time of funding; and

•	$31.0 million in Mexican pesos, with a floating interest rate based on the Mexican reference rate, TIIE.

     Funding, however, is conditioned upon certain events relating to the previously reported restatements of financial statements that will reflect corrections relating to bookkeeping errors that we identified in two liability accounts at Nextel Mexico. In particular, the Credit Agreement requires that, prior to any funding, our chief financial officer has provided an unqualified certification with respect to the representations and warranties in the Credit Agreement, including a copy of updated financial statements of Nextel Mexico, as restated for the above corrections, for the year ended December 31, 2003 and the quarters ended March 31, 2004 and June 30, 2004. The Credit Agreement also requires that, prior to any funding, we have restated and filed with the Securities and Exchange Commission the financial statements contained in our annual report on Form 10-K for the year ended December 31, 2003 and our quarterly reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004. We will also have to have filed our quarterly report on Form 10-Q for the period ended September 30, 2004.

     The Credit Agreement contains certain restrictive covenants of Nextel Mexico, including a minimum net worth, a minimum debt-to-operating income before depreciation and amortization ratio and an interest coverage ratio. The Credit Agreement also contains certain restrictions on transactions, payments and loans between Nextel Mexico and NII Holdings, Inc. and our subsidiaries. Nextel Mexico was in compliance with all of these covenants as of the filing of this report.

     We are not a guarantor or otherwise a party to the Credit Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
Date: November 2, 2004	By:	/s/ Robert J. Gilker
Robert J. Gilker
Vice President and General Counsel